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J.C.  MARTIN  COMPANY
INVESTMENT  REAL  ESTATE
1096  Toro  Canyon  Road
Santa  Barbara,  CA  93108
(805)  969-1243
Fax  (805)  969-0773


                               SUBLEASE AGREEMENT

1.     PARTIES.

     This Sublease, dated July 1, 2001, is made between John E. and Carole D. King ("Sublessor"), and Turbodyne Systems, Inc., a Nevada corporation ("Sublessee").


2.     MASTER  LEASE.

     Sublessor is the lessee under a written lease dated September 1, 1989, wherein Co-trustees of the Preissman and May Trusts ('Lessor") leased to Sublessor the real property in the City of Carpinteria, County of Santa Barbara, State of California, described as approximately 46,812 square feet along with storage and garage buildings on approximately 3.17 acres of land commonly known as 6155 Carpinteria Avenue, Carpinteria, California to include all rights to use road easements to the property ("Master Premises"). Said lease has been amended by the following amendments:

See  ADDENDUM  attached  hereto  and  made  a  part  hereof.
------------------------------------------------------------

said  lease  and  amendments  are herein collectively referred to as the "Master
Lease"  and  are  attached  hereto  as  Exhibit "A" and all terms of the "Master
Lease" and related amendments are to be considered an integral part of this Sub-lease. In addition, the "Master Lease" shall dictate any conflicts.

3.     PREMISES.

     Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises") the entire

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property  including  all  buildings  and  exclusive  use of all the land and all rights  to  easements.

4.     WARRANTY  BY  SUBLESSOR.

     Sublessor warrants and represents to Sublessee that the Master Leases has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.     TERM.

     The term of this Sublease shall commence on July 1, 2001 ("Commencement Date"), or when Lessor consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on January 30, 2005, ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease.

6.     RENT.

     6.1 Minimum Rent. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at 290 Pismo Street, San Luis Obispo, CA 93401. or such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of Twenty Eight Thousand Eight Hundred Forty and no/100 Dollars ($28,840.) per month, in advance on the first day of each month of the first year of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of One Hundred Eighteen Thousand Seven Hundred Sixty and 51/100 Dollars ($118,760.51) as rent for March 30, 2001 to June 30, 2001 (see attached "EXHIBIT T" which includes late rent ($95,289.32), late rent fees ($11,536.00), late tax payment fee ($1,240.19), attorney fees ($2,500) and annual insurance payment ($8,195.). In addition, the security deposit (see Item #7) will be increased by $28,840. The security deposit and the other abovementioned owed money will be paid out over four months as outlined below.

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     Payments will be made as follows to allow for Turbodyne to come current for the back rent, late fees, late tax payment fee, attorney fees, annual insurance payment and increased security deposit:

Payment  Arrangement:
---------------------

July  30,  2001    $28,840  rent  plus  $35,000 plus $7,210 for increased
                   security  deposit
                                                       ($71,050  total)
August  20,  2001  $28,840 rent plus $35,000 plus $7,210 for increased security  deposit
                                                       ($71,050  total)
September 20, 2001 $28,840  rent  plus  $35,000 plus $7,210 for increased security  deposit
                                                       ($71,050  total)
October  20,2001   $28,840  rent  plus $13,760.51 plus $7,210 for increased
                   security  deposit
                                                       ($49,810.51  total)

If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis. Additional provisions:

     See  ADDENDUM  attached  hereto  and  made  a  part  hereof.
     ------------------------------------------------------------

     Sublessee's rent shall be based upon a current base rental figure of $.62 per sq. ft. for the entire 46,812 sq. ft. of the premises, which includes the 37,549 sq. ft. of the main building, the 6,113 sq. ft. of the storage area attached to the main building and the 3,150 sq. ft. small building to the rear of the property. The base rental figure shall be $28,840. monthly based upon the current value of money in United States dollars plus any additional cost of living increases outlined in the ADDENDUM, Item #3.

6.2 Operating Costs. Therefore, the Master Lease requires Sublessor to pay to Lessor all or a portion of the expenses of operating the building and/or project of which the Premises are a part ("Operating Costs"), including but not limited to taxes, utilities, or Insurance, then Sublessee shall pay to Sublessor as additional rent One Hundred percent (100%) of the amounts payable by Sublessor for Operating Costs incurred during the Term. Such additional rent shall be payable as and when Operating Costs incurred during the Term. Such additional rent shall be payable as and when Operating Costs are payable by Sublessor to Lessor. If the Master Lease provides for the payment by Sublessor of Operating Costs on the basis of an estimate thereof, then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner; and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessor and Sublessee under this Subsection 6.2 shall survive such expiration or termination. Sublessor shall, upon request by Sublessee, furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operation Costs during the Term (2000-2001 Property Taxes - $24,803.86, Insurance - $8,195.).

     6.3 Late Charge. If Sublessor does not receive payment within ten (10) days of the date in which the rent is due, Sublessee shall pay a late charge equal to ten percent (10%) of the overdue amount.

7.     SECURITY  DEPOSIT.

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     Sublessee shall deposit with Sublessor upon execution of this Sublease (see payment schedule in Item #6 above) the sum of Twenty Eight Thousand Eight Hundred Forty Dollars ($28,840.*)

* (The initial security deposit of $20,000. was paid by American Appliance, Inc. to John E. and Carole D. King and has been credited to Turbodyne
Technologies,  Inc.  by  Ed  Halimi  of  American  Appliance,  Inc.)

as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due thereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of Interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within fourteen (14) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

8.     USE  OF  PREMISES.

     The Premises shall be used and occupied only for The Corporate Headquarters and related function of a research and development and manufacturing company and for no other use or purposes.

     8.01 Manner of Use. Lessee shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance or governmental regulation or order, which annoys or interferes with the rights of other tenants or Sublessor, or which constitutes a nuisance or waste.

     8.02 Hazardous Materials. Sublessee shall not cause or permit any hazardous material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Sublessee, its agents, employees, contractors, sub-sub-lessees, or invitees without the prior written consent of the Sublessor.

     8.03 Alterations, Additions and Improvements. Sublessee shall not make any alterations, additions or improvements to the Property without Sublessor's prior written consent.

     8.04 Condition Upon Termination. Upon termination of the Sublease, Sublessee shall surrender the Property to the Sublessor, broom clean and in the same condition as received except for ordinary wear and tear.

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9.     DAMAGE  OR  DESTRUCTION

9.01     Partial  Damage  to  Property

     (a) Sublessee shall notify Sublessor in writing immediately upon any damage to the Property. If the Property is only partially damaged (i.e., less than 50%) or remains tenantable (less than 50% of Sublessee's operations are materially impaired) and if the insurance proceeds received by Sublessor (or Lessor) from the insurance policies for the Property are sufficient to pay for the necessary repairs, this Sublease shall remain in effect and Sublessor (or Lessor) shall repair the damage as soon as reasonably possible.

     (b) If the insurance proceeds received by Sublessor (or Lessor) are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Sublessor (or Lessor) maintains, Sublessor may elect either to (i) repair the damage as soon as reasonably possible, in which case this Sublease shall remain in full force and effect or
(ii) terminate this Sublease as of the date the damage occurred. Sublessor shall notify Sublessee within thirty (30) days of the receipt of notice of the occurrence of the damage whether Sublessor elects to repair the damage or terminate the Sublease.

     (c) Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage) and regardless whether Sublessor (or Lessor) receives any insurance proceeds, this Sublease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Sublessor (or Lessor) may elect to rebuild the property at Sublessor's (or Lessor's own expense.

10.     CONDEMNATION

     10.01 If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "condemnation"), this Sublease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first.

11.     DEFAULTS;  REMEDIES

     11.01 Covenants and Conditions. Sublessee's performance of each of Sublessee's obligations under this Sublease is a condition as well as a covenant. Sublessee's right to continue in possession is conditioned upon such performance.

     11.02  Defaults. Sublessee shall be in material default under the Sublease:

(a) If Sublessee abandons the premises or if Sublessee's absence from the Property results in the cancellation of any insurance policies for the Property.

(b)     If  Sublessee  fails  to  pay  rent  or  any  other  charge  when  due.

(c) If Sublessee fails to perform any of Sublessee's non-monetary obligations under this Sublease for a period of thirty (30) days after written notice from Sublessor.

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(d)    If Sublessee makes  a  general  assignment or general arrangement for the benefit of creditors; or if a petition for adjudication of bankruptcy or for reorganization is filed by or against the Sublessee and is not dismissed within thirty (30) days ; or if a trustee or receiver is appointed to take possession of substantially all of Sublessee's assets located at the Property or of Sublessee's interest in this Sublease and possession is not restored within thirty (30) days; or if substantially all of Sublessee's assets located at the Property or of Sublessee's interest in this Sublease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph is not a default under this Sublease, and a trustee is appointed to take possession (or if Sublessee remains a debtor in possession) and such trustee or Sublessee transfers Sublessee'' interest hereunder, then Sublessor shall receive, as Additional Rent, the excess, if any of the rent (or any consideration) paid in connection with such assignment or sub-sublease over the rent payable by Sublessee under this Sublease.

     11.03 Remedies. On the occurrence of any material default by Sublessee, Sublessor may at any time hereafter, with or without notice or demand and without limiting Sublessor in the exercise of any right or remedy which Sublessor may have:


     (a) Terminate Sublessee's right to possession of the Property by any lawful means, in which case this Sublease shall terminate and Sublessee shall immediately surrender possession of the Property to the Sublessor. In such event Sublessor shall be entitled to recover from Sublessee all damages incurred by Sublessor by reason of Sublessee's default, including (i) the worth at the time of the award of the Base Rent, Additional Rent and other charges Which Sublessor had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges with Sublessor would have earned after termination; until the time of the award exceeds the amount of such rental loss that Sublessee proves Sublessor could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Sublessee would have paid for the balance of the Sublease Term after the time of the award exceeds the amount of such rental loss that Sublessee proves Sublessor could have reasonably avoided; and (iv) any other amount necessary to compensate Sublessor for all the detriment proximately caused by Sublessee's failure to perform its obligations under the Sublease or which in the ordinary course of things would be likely to result therefrom, including, but no limited to, any costs or expenses Sublessor incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Sublessor's reasonable attorney's fees incurred in connection therewith, and any real estate commission paid or payable. Lessor's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

12.     ASSIGNMENT  AND  SUBLETTING.

     Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease). Consent shall not be unreasonably withheld. No assignment of the Sublease shall release Sublessee or change Sublessee's primary responsibility to pay the rent, to perform all other obligations of Sublessee under this Sublease or relieve Sublessee of liability under this Sublease.

13.     OTHER  TERMS  OF  SUBLEASE.

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     All  applicable  terms  and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master
Premises,  except  for  the  following:

          See  ADDENDUM  attached  hereto  and  made  a  part  hereof.

Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non defaulting party for the damage suffered as a result of such termination.
Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of a partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

14.     BROKER  PARTICIPATION.

     Sublessor and Sublessee warrant and represent that they have dealt with no real estate broker in connection with this Sublease other than J.C. Martin Company ("Broker") and that no broker is entitled to any commission on account of this Sublease.

15.     ATTORNEYS'  FEES.

     If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

16.     INSURANCE  POLICIES.

     (a) Liability Insurance. During the sublease term, Sublessee shall maintain a policy of commercial general liability insurance (sometimes known as broad form general liability insurance) insuring Sublessee against liability for bodily injury, property damage (including loss of property) and personal injury arising out of the operation, use or occupancy of the Property. Sublessee shall name Sublessor and Landlord as additionally insured under such policy. The initial amount of such insurance shall be Five Million Dollars ($5,000,000. per occurrence and shall be subject to periodic increase in an amount determined by Sublessor and/or Landlord in Sublessor's and/or Landlord's reasonable discretion based upon inflation, increased liability awards, recommendation of Sublessor's or Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Sublessee under this Paragraph shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and
(iii)  insure  Sublessor  and/or  Landlord against Sublessee's performance under
Section 5.06 of the Master Lease (Indemnity). The amount and coverage of such insurance shall not limit Sublessee's liability nor relieve Sublessee of

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any  other  obligation  under  this Sublease. Sublessor and/or Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Sublessor and/or Landlord insuring Sublessor and/or Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Sublessor and/or Landlord shall not be contributory and shall not provide primary insurance.

     (b) Property and Rental Income Insurance. During the Sublease term Sublessor and/or Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils mischief, special extended perils (all risk), sprinkler leakage and any other perils which Sublessor and/or Landlord deems reasonably necessary. Sublessor and/or Landlord shall not obtain insurance for Sublessee's fixtures or equipment or building improvements installed by Sublessee on the property. During the Sublease Term, Sublessor and/or Landlord shall also maintain a rental income insurance policy with loss payable to Sublessor and/or Landlord, in an amount equal to one year'' Base Rent, plus estimated real property taxes and insurance premiums. Sublessee shall be liable for the payment of any deductible amount under Sublessor and/or Landlord's or Sublessee's insurance policies maintained pursuant to this Section in an amount not to exceed Ten Thousand Dollars ($10,000.). Sublessee shall not do or permit anything to be done which invalidates any such insurance policies.

     (c) Payment of Premiums. Sublessee shall pay all premiums for the insurance policies described in this Paragraph and (whether obtained by Landlord, Sublessor or Sublessee) within fifteen (15) days after Sublessee's receipt of a copy of the premium statement or other evidence of the amount due, except Sublessor and/or Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Sublessor and/or Landlord elects to obtain as provided in this Paragraph. If insurance policies maintained by Sublessor and/or Landlord cover improvements on real property other than the Property, Sublessor and/or Landlord shall deliver to Sublessee a statement of the premium applicable to the Property showing in reasonable detail how Sublessee's share of the premium was computed. If the Sublease Term expires before the expiration of an insurance policy maintained by Sublessor and/or Landlord, Sublessee shall be liable for the Sublessee's prorated share of the insurance premiums. Before the Commencement Date, Sublessee shall deliver to Sublessor and/or Landlord a copy of any policy of insurance which Sublessee is required to maintain under this Section. At least thirty (30) days prior to the expiration of any such policy, Sublessee shall deliver to Sublessor and/or Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Sublessee shall have the right to provide a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Sublessee is required to maintain under this Section is in full force and effect and containing such other information which Sublessor and/or Landlord reasonably requires.

(d)       General  Insurance  Provisions.

     (i) Any insurance which Sublessee is required to maintain under this Sublease shall include a provision which requires the insurance carrier to give Sublessor and Landlord 30 days' written notice prior to any cancellation or modification of such coverage.

     (ii) If Sublessee fails to deliver any policy, certificate or renewal to Sublessor and Landlord required under this Sublease within the prescribed time period or if any such policy is canceled or modified during the Sublease Term without Sublessor's and Landlord's consent, Sublessor and/or Landlord may obtain such insurance, in which

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case  Sublessee  shall  reimburse  Sublessor  or  Landlord  for the cost of such insurance within fifteen (15) days after receiving a statement that indicates the cost of such insurance.

     (iii) Sublessee shall maintain all insurance required under this Sublease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Niether Sublessor nor Landlord makes no representation as to the adequacy of such insurance to protect Landlord's Sublessor's or Sublessee's interests. Therefore, Sublessee shall obtain any additional property or liability insurance which Sublessee deems necessary to protect Landlord, Sublessor and Sublessee.

     (iv) Unless prohibited under any applicable insurance policies maintained, Landlord, Sublessor and Sublessee each hereby waive any and all rights of recovery against the other(s), or against the officers, employees, agents or representatives of the other for loss or damage to its property or the property of the others under its control, is such loss or damage is covered by any insurance policy in force (whether or not described in this Sublease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord, Sublessor and Sublessee shall give notice to the insurance carriers of this mutual waiver of subrogation.

17.     NOTICES.

     All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address herein below, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

To  Sublessor:  King  Ventures,  290  Pismo  St.,  San  Luis  Obispo, CA  93401.

To Sublessee: Turbodyne Systems, Inc., 6155 Carpinteria Avenue, Carpinteria, CA 93013.

18.     CONSENT  BY  LESSOR.

     THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF. IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

Date:                                         Date:  July  1,  2001
     --------------------------------


Sublessor:  John E. and Carole D. King       Sublessee: Turbodyne Systems, Inc.

By:  /s/ John E. King  Carol D. King          By:  /s/ Edward  Halimi
Title:  ____________________                  Title:  Corporate  President

By:  _____________________                    By:  _____________________

Title:  ____________________                  Title:  ____________________

                          LESSOR'S CONSENT TO SUBLEASE

The undersigned ("Lessor"), lessor under the Master Lease, hereby consents to the foregoing Sublease and addendum without waiver of any restriction in the Master Lease concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

Date:  ____________________

Lessor:  ____________________

By:  ____________________

Title:  ____________________

By:  ____________________

Title:  ____________________



Consult your advisors - This document has been prepared for approval by your attorney. No representation or recommendation is made by J.C. Martin Company as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

ADDENDUM TO THAT CERTAIN SUBLEASE DATED JULY 1, 2001 BY AND BETWEEN JOHN E. KING AND CAROLE D. KING, SUBLESSORS, AND TURBODYNE SYSTEMS, INC., SUBLESSEE, FOR THE PROPERTY COMMONLY KNOWN AS 6155 CARPINTERIA AVE, CARPINTERIA, CALIFORNIA.

The "Master Lease" between Sublessors, as Lessee, and the owners of the building in their capacity as Lessor is incorporated in its entirety by this sublease except as follows:

1. The Sublessee shall be given occupancy of the premises on July 1, 2001. Sublessee shall assume all of the responsibilities of the "Master Lease" and Sublease. Monthly Sublease payments shall begin July 1, 2001.

2. The Sublease shall be for three (3) years and seven months (concurrent with the "Master Lease").

3. The base rent payable under this Sublease shall be adjusted, upward only, on December 1st of each year of the Master Lease by three-fourths of the annual percentage increase of the Consumer Price Index of the U.S. Department of Labor Bureau of Labor Statistics, CPI for all Urban Consumers over the index year 1982-84-100.

4. Sublessee and its agents shall be held harmless by Sublessor and incur no responsibility for any and all hazardous materials that may be discovered on or in the property and building which occurred prior to Sublessee's original occupancy of the site on December 1, 1994.

5. Sublessee acknowledges that it is aware that the truck access to the rear of the property is over an easement on the adjoining property. Sublessee further acknowledges that it is aware of the requirements of the Master Lease in the event the easement is lost for any reason. Therefore, Sublessee and Sublessor agree to the following. In the event the easement is lost for any reason, Sublessor shall immediately undertake to provide alternative access to the rear of the property. Sublessee shall cooperate fully with Sublessor in this effort and shall pay one-half of the cost, if any, to construct said alternative access. Sublessor shall be responsible for said construction of an alternative access and shall provide to Sublessee evidence of the construction cost for Sublessee's review. In the event Sublessor does not immediately undertake to provide said alternative access, then Sublessee may, upon thirty
(30)  days  written  notice,  assume  construction  responsibilities  and charge
Sublessor  for  one  hundred  (100%) percent of the necessary improvement costs.

8. Performance of this Sublease shall be guaranteed by Turbodyne Technologies, Inc., a Delaware corporation as well as Turbodyne Systems, Inc., a Nevada corporation and by Edward M. Halimi, personally. Financial information including financial statements shall be provided to Sublessor for Sublessor's review and approval prior to the execution of this lease by all parties.

9. Should Turbodyne Systems, Inc. decide to sub-sublease any portion of this property they agree to contract with J.C. Martin Company for brokerage leasing services at the standard leasing agreements common in Santa Barbara, C.A.



Sublessor:                                   Sublessee:

/s/ John  E.  King                              /s/ Edward  Halimi
_____________________                         _____________________
John  E.  King                                   Edward  M.  Halimi,  Corporate
President                                        Turbodyne  Systems,  Inc.

/s/ Carol  D.  King"
_____________________
Carole  D.  King



ATTACHMENTS:  "MASTER  LEASE"  (Exhibit  "A")
               "EXHIBIT  T"

                                   "EXHIBIT T"






                                          King  Ventures
                                     Turbodyne  Open  Balance
                                         All  Transactions



Type                        Date        Num            Memo         Due Date   Open Balance   Amount
-----------------------  ----------  ----------  -----------------  ---------  ------------  ---------
Invoice                   3/20/2001      971692  Rent               3/30/2001      8,769.32  28,840.00
Invoice                    4/6/2001      971701     03/01 Late Fee  4/6/2001       2,884.00   2,884.00
Invoice                   4/11/2001      971702  Prop Tax Late Fee  4/11/2001      1,240.19   1,240.19
Invoice                   4/20/2001      971704  Rent               4/30/2001     28,640.00  28,840.00
Invoice                    5/1/2001      971709     04/01 Late Fee  5/11/2001      2,884.00   2,884.00
Invoice                   5/20/2001      971710  Rent               5/30/2001     28,640.00  28,840.00
Invoice                    6/1/2001      971717     05/01 Late Fee  6/11/2001      2,884.00   2,884.00
Invoice                   6/11/2001      971716  Attorney Fees      6/21/2001      1,500.00   1,500.00
Invoice                   6/20/2001      971728  Rent               6/30/2001     28,640.00  28,840.00
Invoice                    7/1/2001      971731     06/01 Late Fee  7/11/2001      2,884.00   2,884.00
Invoice                    7/2/2001      971735  Prop Ins           7/12/2001      8,195.00   8,195.00
                                                                               ------------  ---------
                                                          Total Turbodyne, Inc.  117,160.51  137,831.19
                                                                                 ----------  ----------
                                                        Total 7-UP BLDG          117,760.51  138,831.19
                                                                                 ----------  ----------
                                                        TOTAL                    117,760.51  138,831.19
                                                                                 ==========  ==========


J.C.  MARTIN  COMPANY
INVESTMENT  REAL  ESTATE
1096  Toro  Canyon  Road
Santa  Barbara,  CA  93108
(805)  969-1243
Fax  (805)  969-0773

July  1,  2001
                        PERSONAL AND CORPORATE GUARANTEE

     1.     Sublease  - This agreement refers to the sublease dated July 1, 2001
            --------
between John E. King and Carole D. King, Sublessors, and Turbodyne Systems, Inc., a Nevada corporation, Sublessee, for the property located at 6155 Carpinteria Avenue in Carpinteria, CA. The sublease begins July 1, 2001 and ends January 30, 2005. The monthly lease payments total $28,840. per month in the seven months of the lease and then escalate with cost of living adjustments in the remaining years of the lease.

     2. The following entities agree to guarantee the performance of the Sublease to insure that prompt monthly lease payments are made and that the Sublessors are guaranteed full payment under this Sublease:

a.     Turbodyne  Technologies,  Inc.,  a  Delaware  corporation

b.     Turbodyne  Systems,  Inc.,  a  Nevada  corporation

c.     Edward  M.  Halimi  (a  personal  guarantee)

     3. The above mentioned Sublease is subject to and contingent upon the Sublessors, John E. King and Carole D. King's approval of the financial statements of the three entities mentioned in #2 above prior to the execution of the Sublease by all parties.

/s/ John  E.  King
_____________________                         _____________________
John E. King, Sublessor                       Frank  Walter,
                                              Corporate Secretary
                                              Turbodyne  Technologies,  Inc.
                                              Sublessee

 /s/ Carol D. King                            /s/ Edward  Halimi
_____________________                         _____________________
Carole D. King, Sublessor                     Edward  M.  Halimi
                                              President
                                              Turbodyne  Systems,  Inc.
                                              Sublessee

                                              /s/ Edward  Halimi
                                              _____________________
                                              Edward  M.  Halimi,  (personally)

2